As filed with the Securities and Exchange Commission on November 28, 2007

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________
TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2375969 (I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1500 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)

_________________________

2005 LONG TERM INCENTIVE PLAN
(Full title of the plan(s))
_________________________

Michael G. Nolan
President and Chief Executive Officer
Terra Nova Financial Group, Inc.
100 South Wacker Drive, Suite 1500
Chicago, Illinois 60606
(Name and address of agent for service)
(312) 827-3600

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value	1,000,000 (1)	$1.55 (2)	$1,550,000 (2)	$47.59

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") in the event of a stock split, stock dividend, or similar transaction involving the Common Stock, the number of shares registered shall be automatically increased to cover additional shares.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the bid and asked price of such securities on the NASD over-the-counter bulletin board on November 28, 2007, a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is being filed for the purpose of registering an additional 1,000,000 shares common stock, par value $.01 per share ("Common Stock") of Terra Nova Financial Group, Inc., formerly known as Rush Financial Technologies, Inc., (the "Company") to be issued pursuant to the Company's 2005 Long-Term Incentive Plan (the "Plan").

On September 9, 2005, the Company's filed a Registration Statement on Form S-8 (File No. 333-128242) to register 2,252,274 shares of Common Stock to be issued under the Plan. Shareholders approved an amendment to the Plan, as recommended by the Company's Board of Directors, at an annual meeting of shareholders held on May 23, 2007.

Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, File No. 333-128242, including documents incorporated by reference therein, are incorporated by reference herein.

PART I
INFORMATION REQUIRED TO BE IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Commission as part of this S-8 Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

Terra Nova Financial Group, Inc.
Commission Filing (File No. 000-24057)

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form SB-2, as amended, File No. 333?136194, filed with the Commission and effective on February 13, 2007.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits

(a)	Exhibits

Exhibit	Description

4.1	Articles of Incorporation, as amended, of the Company (reference is made to Company's Registration Statement on Form SB-2, as amended, File No. 333?136194, filed with the Commission and effective on July 31, 2006, together with any exhibits thereto, which are incorporated herein by reference).

4.2	2005 Long-Term Incentive Plan (incorporated by reference to Exhibit B of the Company's definitive Proxy Statement on Schedule 14A filed May 12, 2005 (File No. 000-24057))

4.3	Amendment No. 1 to 2005 Long-Term Incentive Plan (filed herewith)

5.1	Opinion of Andrews Kurth LLP (filed herewith)

23.1	Consent of Andrews Kurth LLP (included in their opinion filed as Exhibit 5.1) (filed herewith)

23.2	Consent of KBA GROUP LLP (filed herewith)

24.1	Power of Attorney (included on Signature Page to the Registration Statement)

Item 9.           Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of registration Fee" table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however, that provisions (i) and (ii) of this undertaking do not apply if the information required to be included in a post-effective amendment thereunder is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 28, 2007.

TERRA NOVA FINANCIAL GROUP, INC.

By:	/s/ MICHAEL G. NOLAN Michael G. Nolan Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Michael G. Nolan and Murrey Wanstrath, and each of them, such person's attorney-in-fact with full power to act alone for such person and in such person's name, place and stead, with full power of substitution or resubstitution, to sign on such person's behalf in any and all capacities, any and all amendments to this Registration Statement on Form S-8, hereby ratifying and confirming all that said attorney-in-fact may or shall lawfully do or cause to be done by virtue hereof.

Executed as of the date set forth opposite each person's signature set forth below.

Signature	Title	Date

/s/ MICHAEL G. NOLAN Michael G. Nolan	Chief Executive Officer and President (Principal Executive Officer)	November 28, 2007

/s/ MURREY WANSTRATH Murrey Wanstrath	Chief Financial Officer and Director	November 28, 2007

/s/ CHARLES B. BREWER Charles B. Brewer	Director	November 28, 2007

/s/ RUSSELL N. CRAWFORD Russell N. Crawford	Director	November 28, 2007

/s/ GAYLE C. TINSLEY Gayle C. Tinsley	Director	November 28, 2007

/s/ STEPHEN B. WATSON Stephen B. Watson	Director	November 28, 2007

/s/ BERNAY BOX Bernay Box	Director	November 28, 2007

EXHIBIT INDEX

Exhibit	Description

4.1	Articles of Incorporation, as amended, of the Company (reference is made to Company's Registration Statement on Form SB-2, as amended, File No. 333?136194, filed with the Commission and effective on July 31, 2006, together with any exhibits thereto, which are incorporated herein by reference.

4.2	2005 Long-Term Incentive Plan (incorporated by reference to Exhibit B of the Company's definitive Proxy Statement on Schedule 14A filed May 12, 2005 (File No. 000-24057))

4.3	Amendment No. 1 to 2005 Long-Term Incentive Plan (filed herewith)

5.1	Opinion of Andrews Kurth LLP (filed herewith)

23.1	Consent of Andrews Kurth LLP (included in their opinion filed as Exhibit 5.1) (filed herewith)

23.2	Consent of KBA GROUP LLP (filed herewith)

24.1	Power of Attorney (included on Signature Page to the Registration Statement)